Exhibit 99.1

Investor Relations Contact
Nicole Noutsios
NMN Advisors (for Ruckus Wireless)
ir@ruckuswireless.com
1+510-315-1003
Media Contact
Mark Priscaro
Ruckus Wireless
mark.priscaro@ruckuswireless.com
1+408-604-8531

Ruckus Wireless Reports First Quarter 2015 Financial Results
SUNNYVALE, CA - April 30, 2015 - Ruckus Wireless, Inc. (NYSE: RKUS) today announced financial results for its first quarter of 2015 ended March 31, 2015.
Financial Summary
Revenue for the first quarter of 2015 was $82.1 million, an increase of 9.4% from the first quarter of 2014. Revenue for the quarter was impacted by large deals in our North American enterprise business taking longer to close and by continued delays in education spending in advance of the upcoming release of E-Rate funding.
GAAP net loss was $0.6 million for the first quarter of 2015, compared with GAAP net income of $0.3 million for the first quarter of 2014. GAAP operating loss was $1.5 million for the first quarter of 2015, compared with GAAP operating income of $1.0 million for the first quarter of 2014.
Non-GAAP net income was $6.5 million for the first quarter of 2015, compared with non-GAAP net income of $7.0 million for the first quarter of 2014. Non-GAAP operating income was $6.8 million for the first quarter of 2015, compared with non-GAAP operating income of $7.2 million for the first quarter of 2014.
GAAP diluted net loss per share was $0.01 for the first quarter of 2015, compared with $0.00 for the first quarter of 2014. Non-GAAP diluted net income per share was $0.07 for the first quarter of 2015 and 2014.
“While we made progress that positions us for long-term growth, our revenue for the quarter was impacted by several large enterprise deals in North America taking longer to close, and continued delays in education spending in advance of the upcoming release of E-Rate funding. Despite that, we continue to expect the upcoming E-Rate funding to be an important driver for long-term revenue growth,” said Selina Lo, president and chief executive officer, Ruckus Wireless. “We were first to announce an 802.11ac Wave 2 access point which will differentiate us in the market. We also added Ian Whiting to our team as Chief Commercial Officer to drive our go-to-market strategy and sales execution.”

Business Highlights

•	Introduced the ZoneFlex R710, the world’s first 802.11ac Wave 2 capable Smart Wi-Fi access point, capable of delivering aggregate data rates over 2 Gigabits per second.

•	Launched the ZoneFlex H500, an 802.11ac indoor wall switch access point ideal for offering converged services in hotel guest rooms, student residences, and multiple dwelling units.

•	Announced that Ruckus’ 802.11ac technology is being integrated into Nokia Networks' Flexi Zone small cell indoor and outdoor solutions.

•	Added Ian Whiting to the Ruckus team as Chief Commercial Officer who will lead our go-to-market strategy and sales execution.

•	Added 19 new service provider end-customers in the first quarter, bringing the total service provider end-customer base to over 220.

•	Added approximately 3,700 enterprise end-customers, bringing the total enterprise end-customer base to approximately 52,000.

•	For the fourth consecutive year, Ruckus was awarded a 5-star rating in The Channel Company's CRN 2015 Partner Program Guide.

Guidance
For the second quarter of 2015 ending June 30, 2015, the company expects:

•	Total revenue in the range of $86 million to $91 million; and

•	Non-GAAP diluted net income per share of $0.07 to $0.10 using 98 to 99 million shares.

Conference Call Information
Ruckus Wireless is hosting a conference call for analysts and investors to discuss its first quarter 2015 results and outlook for its second quarter of 2015 at 2:00 p.m. Pacific Daylight Time today, April 30, 2015. A live audio webcast of the conference call along with supplemental financial information will also be accessible from the “Investors” section of the Company’s website at http://investors.ruckuswireless.com. A replay will be available following the call on the Ruckus Wireless Investor Relations website or for one week at the following numbers: (855) 859-2056 (domestic), (404) 537-3406 (international) using ID# 22781422. An archived version of the audio from the call will be available for at least thirty days on the Company’s website at http://investors.ruckuswireless.com.

Safe Harbor Statement
This press release contains forward-looking statements, including statements regarding Ruckus Wireless’ financial expectations for the second quarter of 2015 and future periods and statements regarding growth drivers to the Company’s business, E-Rate funding, and future product offerings. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks and uncertainties related to: growth of the market for Ruckus Wireless products and services, delays in education spending and changes or other developments associated with government funding programs for education, unpredictable market conditions, deployment and adoption of new products and services, Ruckus Wireless’ rapid growth, competition, technological change, product development delays, reliance on third parties, and general market, political, regulatory, economic and business conditions in the United States and internationally.
Additional risks and uncertainties that could affect Ruckus Wireless’s financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the company’s annual report on Form 10-K, which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 25, 2015. Ruckus Wireless’s SEC filings are available on the company’s investor relations website at http://investors.ruckuswireless.com and on the SEC’s website at www.sec.gov. All forward-looking statements in this press release are based on information available to the company as of the date hereof, and Ruckus Wireless does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Non-GAAP Financial Measures
To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including non-GAAP gross profit and gross margin, non-GAAP operating income and operating margin, non-GAAP net income, non-GAAP dilutive net income per share and non-GAAP weighted-average diluted shares. We also provide projected second quarter 2015 non-GAAP dilutive net income per share and non-GAAP weighted-average diluted shares. We believe these non-GAAP financial measures are helpful in understanding our past financial performance and future results. Our non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies.
Our non-GAAP financial measures include adjustments based on the following items:
Stock-based compensation expense: We have excluded the effect of stock-based compensation expense. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expense. Stock-based compensation will recur in future periods.
Employer payroll tax expense associated with stock-based compensation: We have excluded the employer payroll tax expense associated with stock option exercises and restricted stock releases, in order to provide a complete picture of the Company’s recurring core business operating results. Stock-based compensation will continue to be used as a method to compensate certain employees for the foreseeable future.
Amortization of intangible assets: We have excluded the effect of amortization of intangible assets. Amortization of intangible assets is a non-cash expense and it is not part of our core operations. Investors should note that the use of intangible assets contributed to revenue earned during the periods presented and will contribute to future period revenue as well.
Legal settlement benefit, net: We have excluded non-recurring patent infringement settlements. We will continue to be party to litigation and subject to claims related to intellectual property infringement arising in the ordinary course of business.
Non-cash income tax expense (benefit): We have excluded non-cash income taxes, as the Company does not expect to pay any material federal or state income taxes in 2015.
Our non-GAAP financial measures are described as follows:
Non-GAAP gross profit and gross margin. Non-GAAP gross profit is gross profit as reported on our condensed consolidated statements of operations, excluding the impact of stock-based compensation expense, employer payroll tax expense associated with stock-based compensation and amortization of intangible assets. Non-GAAP gross margin is non-GAAP gross profit divided by revenue.
Non-GAAP operating income and operating margin. Non-GAAP operating income is income (loss) from operations as reported on our condensed consolidated statements of operations, excluding the impact of stock-based compensation expense, employer payroll tax expense associated with stock-based compensation, amortization of intangible assets and legal settlement benefit, net. Non-GAAP operating margin is non-GAAP operating income divided by revenue.
Non-GAAP net income and diluted net income per share. Non-GAAP net income is net income (loss) as reported on our condensed consolidated statements of operations, excluding the impact of stock-based compensation expense, employer payroll tax expense associated with stock-based compensation, amortization of intangible assets, legal settlement benefit, net and non-cash income tax expense (benefit). Non-GAAP diluted net income per share is non-GAAP net income divided by non-GAAP weighted-average diluted shares.
For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of GAAP to Non-GAAP Financial Measures.”

ABOUT RUCKUS WIRELESS
Headquartered in Sunnyvale, CA, Ruckus Wireless, Inc. (NYSE: RKUS) is a global supplier of advanced wireless systems for the rapidly expanding mobile Internet infrastructure market. The company offers a wide range of indoor and outdoor “Smart Wi-Fi” products to mobile carriers, broadband service providers, and corporate enterprises, and has approximately 52,000 end-customers worldwide. Ruckus technology addresses Wi-Fi capacity and coverage challenges caused by the ever-increasing amount of traffic on wireless networks due to accelerated adoption of mobile devices such as smartphones and tablets. Ruckus invented and has patented state-of-the-art wireless voice, video, and data technology innovations, such as adaptive antenna arrays that extend signal range, increase client data rates, and avoid interference, providing consistent and reliable distribution of delay-sensitive multimedia content and services over standard 802.11 Wi-Fi.
For more information, visit http://www.ruckuswireless.com. Ruckus, Ruckus Wireless and SmartCell are trademarks of Ruckus Wireless, Inc. in the United States and other countries.

RUCKUS WIRELESS, INC.
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three Months Ended March 31,
	2015	2014
Revenue:
Product	$75,297	$70,075
Service	6,781	4,977
Total revenue	82,078	75,052
Cost of revenue:
Product	23,231	21,496
Service	3,542	2,759
Total cost of revenue	26,773	24,255
Gross profit	55,305	50,797
Operating expenses:
Research and development	21,296	18,139
Sales and marketing	26,078	23,270
General and administrative	9,434	8,437
Total operating expenses	56,808	49,846
Operating income (loss)	(1,503)	951
Interest income	141	46
Other expense, net	(78)	(26)
Income (loss) before income taxes	(1,440)	971
Income tax expense (benefit)	(867)	698
Net income (loss)	$(573)	$273
Net income (loss) per share:
Basic	$(0.01)	$0.00
Diluted	$(0.01)	$0.00
Weighted average shares used in computing net income (loss) per share:
Basic	85,637	81,277
Diluted	85,637	93,311

RUCKUS WIRELESS, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited, in thousands, except per share amounts)

	Three Months Ended March 31,
	2015	2014
Gross Profit Reconciliation:
GAAP gross profit:	$55,305	$50,797
Stock-based compensation	316	245
Employer payroll tax associated with stock-based compensation	11	30
Amortization of intangible assets	705	330
Non-GAAP gross profit:	$56,337	$51,402
Gross Margin Reconciliation:
GAAP gross margin:	67.4%	67.7%
Stock-based compensation	0.4%	0.3%
Employer payroll tax associated with stock-based compensation	—%	—%
Amortization of intangible assets	0.8%	0.5%
Non-GAAP gross margin:	68.6%	68.5%
Operating Income Reconciliation:
GAAP operating income (loss):	$(1,503)	$951
Stock-based compensation	7,322	6,346
Employer payroll tax associated with stock-based compensation	267	381
Amortization of intangible assets	705	330
Legal settlement benefit, net	—	(760)
Non-GAAP operating income:	$6,791	$7,248
Operating Margin Reconciliation:
GAAP operating margin (loss):	(1.8)%	1.3%
Stock-based compensation	8.9%	8.5%
Employer payroll tax associated with stock-based compensation	0.3%	0.5%
Amortization of intangible assets	0.9%	0.4%
Legal settlement benefit, net	—%	(1.0)%
Non-GAAP operating margin:	8.3%	9.7%
Net Income Reconciliation:
GAAP net income (loss):	$(573)	$273
Stock-based compensation	7,322	6,346
Employer payroll tax associated with stock-based compensation	267	381
Amortization of intangible assets	705	330
Legal settlement benefit, net	—	(760)
Non-cash income tax expense (benefit)	(1,213)	447
Non-GAAP net income:	$6,508	$7,017
Non-GAAP diluted net income per share:	$0.07	$0.07
Shares used in computing non-GAAP diluted Net Income per share Reconciliation:
Weighted-average shares outstanding used in calculating GAAP diluted net income (loss) per share	85,637	93,311
Additional dilutive securities for non-GAAP income	12,121	2,234
Weighted-average shares outstanding used in calculating non-GAAP diluted net income per share	97,758	95,545

RUCKUS WIRELESS, INC.
Condensed Consolidated Balance Sheets
(unaudited, in thousands, except par value)

	March 31,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$46,267	$56,083
Short-term investments	147,550	142,706
Accounts receivable, net of allowance for doubtful accounts of $800 as of March 31, 2015 and December 31, 2014	57,121	59,553
Inventories	25,143	21,064
Deferred costs	2,463	4,414
Deferred tax assets	6,208	6,205
Prepaid expenses and other current assets	6,191	5,367
Total current assets	290,943	295,392
Property and equipment, net	17,572	13,636
Goodwill	9,945	9,945
Intangible assets, net	6,646	7,351
Non-current deferred tax asset	23,185	21,166
Restricted cash	5,000	5,000
Other assets	1,478	1,504
Total assets	$354,769	$353,994
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$22,152	$23,538
Accrued compensation	12,569	13,765
Accrued liabilities	6,740	5,282
Deferred revenue	30,045	39,231
Total current liabilities	71,506	81,816
Non-current deferred revenue	10,932	10,554
Non-current deferred tax liabilities	410	596
Other non-current liabilities	1,410	1,379
Total liabilities	84,258	94,345
Stockholders’ equity:
Common stock, $0.001 par value; 250,000 shares authorized as of March 31, 2015 and December 31, 2014; 86,349 and 85,110 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively	86	85
Additional paid–in capital	284,624	273,276
Accumulated other comprehensive loss	(11)	(97)
Accumulated deficit	(14,188)	(13,615)
Total stockholders’ equity	270,511	259,649
Total liabilities and stockholders’ equity	$354,769	$353,994

RUCKUS WIRELESS, INC.
Summary of Cash Flows
(unaudited, in thousands)

	Three Months Ended March 31,
	2015	2014
Net cash provided by (used in) operating activities	$(5,312)	$3,561
Net cash used in investing activities	(8,531)	(18,269)
Net cash provided by financing activities	4,027	3,193
Net decrease in cash and cash equivalents	$(9,816)	$(11,515)